Exhibit 99.2

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is dated as of January 15, 2020 (the “Effective Date”) by and between Hou Sing International Business Limited (the “Creditor”), and Huitao Technology Co., Ltd., a Cayman Islands exempt Company (the “Company”). Creditor and Company are sometimes referred to collectively as the Parties.

WHEREAS, as of January 15, 2020, Beijing Xin Ao Concrete Group Co., Ltd. (“Beijing Xin Ao”), an entity controlled by the Company via certain contractual arrangements, owed an aggregate debt of RMB29,429,626.90 (approximately US$4,264,422 based on the exchange rate of RMB1 to US$0.1449 on January 14, 2020) (the “Debt”) to Wei Zhang and Na Wang, two certain employees of Beijing Xin Ao (the “Assignors”);

WHEREAS, on January 15, 2020, the Creditor entered into certain Debt Assignment Agreements with the Assignors, pursuant to which the Assignors assigned the Debt to the Creditor;

WHEREAS, the Creditor is an affiliate of the Company;

WHEREAS, the Creditor and the Company have agreed to recapitalize the Company by converting Debt (the “Conversion”) to certain number of the Company’s ordinary shares, $0.001 par value (the “Ordinary Shares”), as set forth below;

WHEREAS, the Board of Directors of the Company deemed that the Conversion is in the best interests of the Company;

WHEREAS, the Company has authorized sufficient Ordinary Shares for issuance with regards to the Conversion.

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Creditor and the Company agree as follows

1. Conversion., The Debt shall be converted into 2,769,105 Ordinary Shares (the “Shares”) at a conversion price of $1.54 per share. Immediately upon Nasdaq’s approval of the issuance of the Shares, the Company shall instruct its transfer agent to issue a the Shares to the Creditor in exchange for the cancellation of all liabilities of the Company related to the Debt.

2. Representations, Warranties and Covenants of the Parties.

(a) Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Creditor:

(i) Issuance of Shares. The Shares to be issued to the Creditor have been duly authorized by all necessary corporate action and the Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable.

(ii) Authorization. The Company has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Company. The individual signing this Agreement on behalf of the Company is duly authorized to execute this Agreement for and on behalf of the Company. All organizational action required to be taken to authorize (i) the execution and delivery of this Agreement by the undersigned individual for and on behalf of the Company and (ii) the performance by the Company of the Company’s obligations hereunder has been taken.

(b) Representations, Warranties and Covenants of the Creditor. The Company is issuing the Ordinary Shares to the Creditor in reliance upon the following representations made by Creditor:

(i) Entirely For Own Account. This Agreement is made with such Creditor in reliance upon such Creditor’s representation to the Company, which, by such Creditor’s execution of this Agreement, such Creditor hereby confirms, that the Ordinary Shares to be purchased by such Creditor and any securities issuable upon conversion thereof (such Ordinary Shares and securities issuable upon conversion thereof being, collectively, the “Securities”) are being and will be acquired for investment for such Creditor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither such Creditor nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such “Creditor’s Representatives”) has any present intention of selling, granting any participation in or otherwise distributing the same. Such Creditor and such Creditor’s Representatives are familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, such Creditor further represents that such Creditor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(ii) Restricted Securities. Such Creditor and such Creditor’s Representatives understand that the Securities are not, and upon issuance of any of the Shares of the Conversion, at the time of issuance may not be, registered under the Securities Act on the ground that the issuance of the Shares hereunder is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on such Creditor’s representations and warranties set forth herein.

(iii) Receipt of Information. Such Creditor and such Creditor’s Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities and each portion thereof. Such Creditor further represents that such Creditor and such Creditor's Representatives have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and each portion thereof and the business, properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to such Creditor or such Creditor’s Representatives or to which such Creditor or such Creditor’s Representatives had access.

(iv) Investment Experience. Such Creditor represents that it and such Creditor’s Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as the Company and acknowledges that such Creditor can bear the economic risk of such Creditor’s investment and that such Creditor’s Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

(v) Regulation S Exemption. The Creditor acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. The Creditor understands that the Shares are being issued to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the applicability of such exemptions and the suitability of the Creditor to acquire the Shares. In this regard, the Creditor represents, warrants and agrees that:

(1) The Creditor is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership, limited liability Company, Company or other entity organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. Person;

(D)	any trust of which any trustee is a U.S. Person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership, Company or other entity if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)	formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(2) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Creditor was outside of the United States.

(3) The Creditor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Creditor has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Creditor does not have any such intention.

(4) The Creditor will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(5) The Creditor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(6) The Creditor was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(7) Neither the Creditor nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Creditor and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(8) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(9) Neither the Creditor nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Creditor agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(10) The Creditor has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit A.

(11) No Advertisements or Direct Selling Effort. The Creditor is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Creditor has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Creditor may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(12) Legend. The Creditor acknowledges and agrees that the Shares shall bear a restricted legend (the “Legend”), in the form and substance as set forth below, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions):

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(13) Restricted Securities. Such Creditor and each of such Creditor’s Representatives understands that neither the Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities (or such portion thereof) or an available exemption from registration under the Securities Act, the Securities and each portion thereof must be held indefinitely. Such Creditor and each of such Creditor’s Representatives realizes that the Securities and each portion thereof are unlikely to qualify for sale or other disposition under Rule 144 issued by the SEC. Furthermore, such Creditor and each of such Creditor’s Representatives is aware that neither the Securities nor any portion thereof may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

3. Definitions:

(a) “Commission” shall mean the U.S. Securities and Exchange Commission.

(b)  “Person” shall mean any natural person, trust, Company, partnership, limited partnership, limited liability company, unincorporated association or other entity.

(c) “Securities Act” shall mean the Securities Act of 1933, as amended.

5. Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to the choice of laws rules of such state.

6. Attorneys’ Fees. In the event any party hereto fails to perform any of its obligations under this Agreement or the transactions contemplated hereby or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys’ fees.

7. Successors and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns.

8. Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto. The Company and Match hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

10. Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

11. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

COMPANY

Huitao Technology Co., Ltd.

By:	/s/ Yang (Sean) Liu
Name:	Yang (Sean) Liu
Title:	Chief Executive Officer

CREDITOR

Hou Sing International Business Limited

By:	/s/ Aung Tun
Name:	Aung Tun
Title:	Director